UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2016

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices) (Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On April 1, 2016, KAR Auction Services, Inc. (the “Company”) issued a press release announcing, among other things, that ADESA, Inc. (“ADESA”), a subsidiary of the Company, had completed the previously announced purchases of substantially all of the assets (collectively, the “Asset Purchases”) of Brasher’s Auto Auctions, a Utah corporation (“Brasher’s”), West Coast Auto Auctions, Inc., a California corporation (“West Coast”), and the subsidiaries of Brasher’s and West Coast. The aggregate cash consideration paid in connection with the Asset Purchases was $275,000,000. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the completion of the Asset Purchases, on April 1, 2016, ADESA entered into a first amendment (the “Amendment”) to its previously disclosed Asset Purchase Agreement, dated as of February 17, 2016, by and among ADESA, Brasher’s Reno Auto Auction, L.L.C., a Utah limited liability company, BIAA, L.L.C., a Utah limited liability company, Brasher’s, West Coast and the other parties thereto pursuant to which ADESA agreed to purchase certain assets (the “Salt Lake Operating Group Assets”). The Amendment provides for a $8,150,000 reduction in the purchase price of the Salt Lake Operating Group Assets, from $50,830,000 to $42,680,000. The reduction in purchase price was related to ADESA’s decision to lease, rather than to purchase, certain real property initially included in the Salt Lake Operating Group Assets.

The information under Item 7.01 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated April 1, 2016, announcing the completion of certain asset purchases

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2016                KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President, General Counsel and
Secretary